AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                RMS TITANIC, INC.

                            PREMIER EXHIBITIONS, INC.

                                       AND

                              RMST MERGERSUB, INC.

                             Dated October 13, 2004


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated October 13, 2004 is made and entered into by and among RMS Titanic, Inc., a Florida corporation (the "Company"), Premier Exhibitions, Inc., a Florida corporation and a wholly-owned subsidiary of the Company ("HoldingCo"), and RMST MergerSub, Inc., a Florida corporation and a wholly-owned subsidiary of HoldingCo ("MergerSub").

                                    RECITALS:

         The respective boards of directors of each of HoldingCo, MergerSub and the Company have approved the merger of MergerSub with and into the Company (the "Merger"), further approved the terms and conditions of the Merger set forth in this Agreement, and approved this Agreement. HoldingCo and MergerSub are newly formed corporations organized for the purpose of participating in the transactions contemplated by this Agreement. The purpose of the Merger is to implement a new holding company organizational structure for the Company under which HoldingCo will become the holding company and the Company will become a direct wholly owned subsidiary of HoldingCo. After the Effective Time (as defined herein), the shareholders of the Company will own equity interests in HoldingCo by consummating the Merger and converting each outstanding Share (as defined herein) into one (1) share of HoldingCo Common Stock (as defined herein), all in accordance with the terms of this Agreement. Pursuant to Section
607.11045 of the Florida Business Corporation Act ("FBCA"), it is not necessary to submit this Agreement to a vote of the shareholders of the Company. The sole shareholder of HoldingCo and the sole shareholder of MergerSub have each approved this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           THE MERGER; EFFECTIVE TIME

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the FBCA, at the Effective Time (as defined in Section 1.2), MergerSub shall be merged with and into the Company and the separate corporate existence of MergerSub shall thereupon cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), and except as provided herein, the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the FBCA.

         1.2 Effective Time. The Company and MergerSub will cause Articles of Merger (the "Articles of Merger") to be executed as provided in Section 607.1105 of the FBCA and delivered to the Department of State of the State of Florida. The Merger shall become effective upon the later of the filing of the Articles of Merger and the close of business on October 14, 2004 (the "Effective Time").

                                   ARTICLE II

             ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING
               CORPORATION AND HOLDINGCO AFTER THE EFFECTIVE TIME

         2.1 Articles of Incorporation. The articles of incorporation of the Company, as amended, in effect immediately prior to the Effective Time shall, from and after the Effective Time, be the articles of incorporation of the Surviving Corporation, until duly amended as provided therein or otherwise in accordance with applicable law, except that they shall again be amended, and the following new Article X shall be added and become effective as of the Effective
Time:

                                   "ARTICLE X
                       SECTION 607.11045, FLORIDA STATUTES

              Pursuant to the provisions of Section 607.11045, Florida Statutes, any act or transaction by or involving this Corporation, which requires for its adoption under the Florida Business Corporation Act or under these Articles of Incorporation the approval of the shareholders of this Corporation must also be approved by the shareholders of Premier Exhibitions, Inc., a Florida corporation which is the parent corporation of this Corporation, or the successor by merger of Premier Exhibitions, Inc., by the same vote as is required under the Florida Business Corporation Act or these Articles of Incorporation."

The articles of incorporation of HoldingCo, in effect immediately prior to the Effective Time shall remain in effect, unchanged, from and after the Effective Date, until duly amended as provided therein or otherwise in accordance with applicable law.

         2.2 The By-laws. The by-laws of the Company in effect at the Effective Time shall, from and after the Effective Time, be the by-laws of the Surviving Corporation, until thereafter amended as provided therein or otherwise in accordance with applicable law. The by-laws of HoldingCo in effect at the Effective Time shall remain in effect, unchanged, from and after the Effective Time, until thereafter amended as provided therein or otherwise in accordance with applicable law.


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


                                   ARTICLE III
             OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION AND
                       HOLDINGCO AFTER THE EFFECTIVE TIME

         3.1 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, to serve at the pleasure of the Board of Directors of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of HoldingCo, to serve at the pleasure of the Board of Directors of HoldingCo.

         3.2 Directors. The directors of the Company immediately prior to at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation or by-laws of the Surviving Corporation or as otherwise provided by law. The directors of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of HoldingCo until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation or by-laws of HoldingCo or as otherwise provided by law.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     4.1 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of HoldingCo, the Company, MergerSub or the holder of any capital stock of the Company:

                  (a) Merger Consideration. Each share of the Common Stock, par value $.0001 per share, of the Company (a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $.0001 per share, of HoldingCo ("HoldingCo Common Stock").

                  (b) Cancellation of Shares. Each share Common Stock, par value $.0001 per share, of HoldingCo issued and outstanding and held of by record by the Company immediately prior to the Effective Time shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefore, and shall cease to exist.

                  (c) MergerSub. Each share of Common Stock, par value $.001 per share, of MergerSub issued and outstanding and held of record by HoldingCo immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $.0001 per share, of the Surviving Corporation.

                  (d) Benefit Plans. At the Effective Time, (i) each option or right to purchase (each, a "Company Option") Shares pursuant to any of the Company's incentive plans or employee benefit plans, including but not limited to the Company's 2000 Stock Option Plan, and the 2004 Stock Option Plan (the "Option Plans") shall become an option or right to purchase shares of HoldingCo


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

Common Stock on the same terms as an option or right to purchase Shares under the Option Plans at an exercise price equal to the exercise price per share of such Company Option under the Option Plans, and (ii) the definition of "Company" under the Options Plans, and the name of each such Option Plan shall be amended to reflect the fact that HoldingCo will, from and after the Effective Time, be considered the "Company" and the plan sponsor for all purposes of the Option Plans.

                  (e) Exchange of Certificates. Prior to the Effective Time, HoldingCo shall deposit with American Stock Transfer (the "Exchange Agent") certificates representing HoldingCo Common Stock. Promptly after the Effective Time, HoldingCo shall cause the Exchange Agent to mail to each of the shareholders of the Company immediately prior to the Effective Time: (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Company Common Stock certificates in exchange for HoldingCo Common Stock certificates. From and after the Effective Time, each shareholder of the Company immediately prior to the Effective Time shall surrender the certificate or certificates representing the Shares of Company Common Stock owned by such person, duly endorsed as the Exchange Agent may require, together with the transmittal materials properly and duly executed, to the Exchange Agent, and shall promptly receive in exchange therefore a certificate representing an equal number of shares of HoldingCo Common Stock. The Company Common Stock certificates so surrendered shall forthwith be canceled. HoldingCo shall not be obligated to deliver the certificates representing HoldingCo Common Stock to any shareholder of the Company immediately prior to the Effective Time until such shareholder has surrender its certificate or certificates representing Shares of Company Common Stock for exchange, as provided herein. Until surrendered for exchange in accordance with this Agreement, each certificate representing shares of Company Common Stock shall, from and after the Effective Time, represent for all purposes only the right to receive an equal number of shares of HoldingCo Common Stock. Whenever a dividend or other distribution is declared by the Company, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Company Common Stock at or subsequent to the Effective Time shall be delivered to the holder of any certificate representing Shares of Company Common Stock issued and outstanding immediately prior to the Effective Time until such holder physically surrenders such certificate for exchange as provided in this Agreement, promptly after which time all such dividends or distributions shall be paid (without any interest thereon).

                                    ARTICLE V

                ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

         5.1 Assumption of Plans and Agreements. HoldingCo and the Company hereby agree that they shall, at or prior to the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which HoldingCo will, from and after the Effective Time, be substituted for, assume and agree to perform, or cause the Company to perform, all obligations of the Company existing immediately prior to the Effective Time pursuant to the Option Plans, option agreements, stock pledge agreements, and other agreements pertaining to the Company Common Stock as shall be deemed appropriate by the officers of the Company. In connection with such assumption and without further action by the shareholders of HoldingCo or the Company, the Option Plans shall be amended such that all references to the Company and the Shares shall become references to HoldingCo and HoldingCo Common Stock, respectively.

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

         5.2 Compliance with the FBCA. The parties hereto will take all steps necessary to comply with Section 607.11045 of the FBCA, including without limitation, the following:

                  (a) Articles of Incorporation and Bylaws of HoldingCo. At the Effective Time, the articles of incorporation and by-laws of HoldingCo shall be in the form of the articles of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, subject to the exceptions permitted by Section 607.11045.

                  (b) Directors and Officers of HoldingCo. At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall become the directors and officers of HoldingCo, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of HoldingCo.

                  (c) Listing of HoldingCo Common Stock. At the Effective Time, the HoldingCo Common Stock to be issued and initially reserved for issuance pursuant to the transactions contemplated herein shall have been approved for quotation on the OTC Bulletin Board.

                  (d) Filings. At or prior to the Effective Time, the Surviving Corporation shall cause this Agreement to be executed and filed with the Florida Secretary of State. Prior to the Effective Time, to the extent necessary to effectuate the amendments to the articles of incorporation of the Surviving Corporation contemplated by this Agreement, the Surviving Corporation shall cause to be filed with the Florida Secretary of State such certificates or documents required to give effect thereto.

                                   ARTICLE VI

                                   CONDITIONS

         The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of the following condition: the shares of HoldingCo Common Stock issuable to the shareholders of the Company pursuant to this Agreement shall have been authorized for quotation on the OTC Bulletin Board.

                                   ARTICLE VII

                                   TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company and HoldingCo by action of their respective Boards of Directors.

                                  ARTICLE VIII

                            MISCELLANEOUS AND GENERAL

         8.1 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement approved by the respective parties' Boards of Directors and executed and delivered by duly authorized officers of


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

the respective parties, except that no amendment shall alter or change the amount or kind of shares to be received by shareholders of the Company or otherwise alter or change any of the terms and conditions of this Agreement so as to adversely affect the Company's shareholders.

         8.2 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         8.3 Governing Law. This Agreement shall be deemed to be made in and in all respect shall be interpreted, construed and governed by and in accordance with the laws of the State of Florida, without regard to the conflict of law principles thereof.

         8.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.



                            [Signature Page Follows]



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


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of the parties hereto as of the date first written above.


                      RMS TITANIC, INC.



                      By:               /s/ Arnie Geller
                      -----------------------------------------------------
                      Arnie Geller, President and Chief Executive Officer



                      PREMIER EXHIBITIONS, INC.



                      By:               /s/ Arnie Geller
                      -----------------------------------------------------
                      Arnie Geller, President and Chief Executive Officer



                      RMST MERGERSUB, INC.



                      By:               /s/ Arnie Geller
                      -----------------------------------------------------
                      Arnie Geller, President and Chief Executive Officer







Wsms:121955v6

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